   As filed with the Securities and Exchange Commission on February 11, 2000

                                                       Registration No.333-51441
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             OHIO                                              31-4156620
 (State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                             Identification No)

600 Travis, Suite 5800
Houston, Texas                                                  77002
(Address of principal executive offices)                      (Zip Code)


                             COOPER INDUSTRIES, INC.
                           SECOND AMENDED AND RESTATED
                        MANAGEMENT ANNUAL INCENTIVE PLAN

                          -----------------------------

                               Diane K. Schumacher
                             Senior Vice President,
                          General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and address of agent for service)
                                 (713) 209-8400
                     (Telephone number of agent for service)

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS.

         Number       Description

          4.1 Cooper Industries, Inc. Second Amended and Restated Management Annual Incentive Plan

         24.1 Powers of Attorney from members of Cooper Industries, Inc.'s Board of Directors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 2000.

                             COOPER INDUSTRIES, INC.

                                    By  /s/ H. John Riley, Jr.
                                        ----------------------
                                        H. John Riley, Jr.
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                                        Director, Chairman of the Board,
/s/ H. John Riley, Jr.                  President and Chief                                          February 9, 2000
----------------------------            Executive Officer
    H. John Riley, Jr.

                                        Senior Vice President and Chief
/s/ D. Bradley McWilliams               Financial Officer                                            February 9, 2000
----------------------------            (Principal Accounting Officer)
    D. Bradley McWilliams


*/s/ Warren L. Batts                    Director                                                     February 9, 2000
----------------------------
     Warren L. Batts


*/s/ Robert M. Devlin                   Director                                                     February 9, 2000
----------------------------
     Robert M. Devlin


*/s/ Clifford J. Grum                   Director                                                     February 9, 2000
----------------------------
     Clifford J. Grum


*/s/ Linda A. Hill                      Director                                                     February 9, 2000
----------------------------
     Linda A. Hill



*/s/ John D. Ong                        Director                                                     February 9, 2000
----------------------------
John D. Ong


*/s/ Sir Ralph H. Robins                Director                                                     February 9, 2000
----------------------------
Sir Ralph H. Robins


*/s/ Dan F. Smith                       Director                                                     February 9, 2000
----------------------------
Dan F. Smith


*/s/ James R. Wilson                    Director                                                     February 9, 2000
----------------------------
James R. Wilson


* by:    /s/ Diane K. Schumacher
        ------------------------
         Diane K. Schumacher
         Pursuant to Powers of Attorney filed
         as Exhibit 24.1

                                INDEX TO EXHIBITS

         Number                           Description
         ------                           -----------
          4.1           Cooper Industries, Inc. Second Amended and Restated
                        Management Annual Incentive Plan

         *5.1 Opinion of Diane K. Schumacher as to legality of securities being issued

        *23.1           Consent of Diane K. Schumacher (included in Exhibit 5.1)

        *23.2           Consent of Ernst & Young LLP, Independent Auditors

         24.1           Powers of Attorney from members of Cooper Industries,
                        Inc.'s Board of Directors


*  Previously filed